Exhibit 10.2

PORTER BANCORP, INC.

AMENDED AND RESTATED

2006 STOCK INCENTIVE PLAN

Porter Bancorp, Inc. (the “Holding Company”) hereby amends and restates its 2006 Stock Incentive Plan, originally adopted as of February 23, 2006 and amended on March 23, 2006 (the “Plan”), for the benefit of its employees and the employees of its subsidiary, PBI Bank (the “Subsidiary”), as set forth below. This Plan provides for grants of nonqualified stock options (options that do NOT constitute incentive stock options under the tax Code) and of restricted stock.

Section 1 — PURPOSE

The Holding Company adopts this compensation program for certain key Subsidiary employees to, among other things, (a) increase the profitability and growth of the Subsidiary; (b) provide competitive executive compensation while obtaining the benefits of tax deferral; (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees to contribute to the Subsidiary’s success.

Section 2 — DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1 “Award” means an Option or Restricted Stock Award granted under the Plan.

2.2 “Award Agreement” shall mean a a written agreement, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

2.3 “Board” means the Board of Directors of the Holding Company.

2.4 “Change of Control” of the Holding Company or the Subsidiary means (i) an event or series of events which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Holding Company or the Subsidiary representing 50% or more of the combined voting power of the Subsidiary or the Holding Company’s then outstanding stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Holding Company cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the business of the Subsidiary or the Holding Company is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise.

2.5 “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.6 “Committee” means the committee appointed by Board, if any, pursuant to Section 4.1 to administer the Plan. If no committee has been appointed, Committee means the Board.

2.7 “Disability” means a physical or mental condition of an Award recipient resulting in bodily injury or disease or mental disorder which renders an Award recipient incapable of continuing the further performance of the Award recipient’s normal employment activities with the Subsidiary and which is expected to be permanent or continuing for a period of at least 12 months. The determination of the Committee on any question involving disability shall be conclusive and binding.

2.8 “Employee” means an employee of the Holding Company or of the Subsidiary who has been designated by the Committee, under the criteria in Section 5, as eligible to participate in the Plan.

2.9 “Fair Market Value” shall have the meaning specified in Section 6.2.

2.10 “Option” means an option to purchase Stock granted under Section 6 of the Plan. All Options under the Plan shall be nonqualified stock options.

2.11 “Option Period” means the period from the date of the grant of an Option to the date when the period for exercise of an Option expires as stated in the terms of the Award Agreement.

2.12 “Optionee” means an Employee who has been granted an option to purchase shares of Stock under the provisions of the Plan.

2.13 “Plan” means this Porter Bancorp Stock Option Plan.

2.14 “Restriction Period” means the period of time from the Grant Date of a Restricted Stock Award to the date when the restrictions placed on the Award in the Award Agreement lapse.

2.15 “Restricted Stock Award” or “Restricted Stock” means Stock which is granted under Section 8 of the Plan, subject to a Restriction Period and/or condition which, if not satisfied, may result in the complete or partial forfeiture of such Stock.

2.16 “Stock” means the Holding Company’s non-voting common stock of no par value per share.

2.17 “Termination of Employment” shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Holding Company or the Subsidiary. The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Holding Company or the Subsidiary and the Employee.

Section 3 — STOCK SUBJECT TO THE PLAN

3.1 Authorized Stock.

(a) Subject to adjustment as provided in this Section, the aggregate number of shares of Stock subject to an Award under the Plan shall be 400,000 shares. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or of shares acquired from shareholders upon such terms as the Board deems appropriate for reserve in connection with exercises hereunder.

(b) The maximum number of shares of Stock that may be subject to all Awards granted under the Plan to any one Employee under the Plan is 100,000 shares, subject to adjustment under Section 3.3.

3.2 Effect of Expirations. If any Award is wholly or partly canceled or forfeited, or terminates, expires or lapses, for any reason, the number of shares of Stock with respect to which the Award can no longer be exercised or realized by the Employee shall again be available for grant of Awards under the Plan. If previously acquired shares of Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Stock are used to pay withholding taxes payable upon exercise or vesting of an Award, or if shares of Stock that would be acquired upon exercise or vesting of an Award are withheld to pay the exercise price or withholding taxes payable upon exercise or vesting of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

3.3 Adjustments in Authorized Shares Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Change in Number of Shares Subject to Plan or Agreements. The number of shares of Stock covered by each outstanding Award, and the number of shares of Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Holding Company; provided, however, that conversion of any convertible securities of the Holding Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. If any adjustment under this Section 3.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Awards granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment under this Section shall be made in such a manner that would not constitute a “modification” under Section 424(h) of the Code, even though that Code Section is not otherwise applicable. Except as expressly provided herein, no issuance by the Holding Company of shares of stock of any class other than common, or securities convertible into shares of stock of any class other than common, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award.

(b) Conversion Into Other Securities. If the Holding Company shall at any time merge, consolidate with or into another corporation or association, or enter into a statutory share exchange or any other similar transaction in which shares of Stock are converted as a matter of law into securities and/or other property, except as otherwise provided in (d) below, each Employee will thereafter receive, upon the exercise of an Option, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Option would have been entitled if such Option had been exercised immediately prior to such merger, consolidation, or share exchange and the Holding Company shall take such steps in connection with such merger, consolidation or share exchange as may be necessary to ensure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Option.

(c) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Holding Company, the Board shall notify each holder of an outstanding Option at least 15 days prior to such proposed action. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(d) Change in Control. In the event of a Change in Control, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or subsidiary of such successor corporation. If such successor corporation does not agree to assume the outstanding Options or to substitute equivalent options or rights, then each Option outstanding shall expire upon the Change in Control, and the Company shall give each holder of an outstanding Option 15 days advance notice of the Change in Control and termination of Options. At the direction and discretion of the Committee, any unvested Awards shall become vested in full at the date such notice is given, the date of Change in Control, or such other date specified by the Holding Company.

Section 4 — ADMINISTRATION

4.1 Committee Governance.

(a) This Plan shall be administered by the Board, unless the Board appoints a fewer number of its members to act on its behalf as a committee hereunder (in either case, defined herein as the “Committee”). To the extent that the Board determines it desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Committee administering the Plan as to such transactions shall be a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent that the Board determines it desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, each member of the Committee administering the Plan as to such Awards shall be an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board.

(b) The number of Committee members shall be determined by the Board. The Board shall add or remove members from the Committee as the Board sees fit, and vacancies shall be filled by the Board. The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

4.2 Committee to Interpret Plan. Subject to the express terms and conditions of the Plan, the Committee shall have sole power to (i) construe and interpret the Plan; (ii) establish, amend or waive rules for its administration; (iii) to determine and accelerate the exercisability of any Option and the vesting in any Award; (iv) correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; (v) determine all factual matters respect to any Award; and (v) subject to the provisions of Section 9, amend the terms and conditions of any outstanding Award, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. All constructions of this Plan shall be made in a manner the Committee believes consistent with Awards under the Plan not constituting “deferred compensation” within the meaning of Code Section 409A. Constructions, interpretations and rules for administration of the Plan by the entire Board shall take precedence over and control any construction or interpretation by the Committee.

4.3 Exculpation. No member of the Board or the Committee shall be liable for actions or determinations made in good faith with respect to the Plan, or for Awards under it.

4.4 Selection of Employees to Receive Awards. The Committee shall have the authority to grant Awards from time to time to such Employees as may be selected by it in its sole discretion.

4.5 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan, including factual interpretations, shall be final, conclusive and binding on all persons, including the Holding Company, its shareholders, Award recipients and their estates and beneficiaries.

4.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by the Chairman of the Committee and by the Employee, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such Agreement as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan, provided that no amendment shall extend the original exercise period of an Award that is an Option or reduce the exercise price of an Option. An Employee who receives an Option under the Plan shall not, with respect to the Option, be deemed to have become an Optionee, or to have any rights with respect to the Option, unless and until the Employee has executed an Award Agreement or other instrument evidencing the Award and shall have delivered an executed copy thereof to the Holding Company, and has otherwise complied with the applicable terms and conditions of the Award. The Committee may condition any Award grant upon the agreement by the Award recipient to such confidentiality, non-competition and non-solicitation covenants as the Committee deems appropriate.

4.7 Limitation on Awards. No part of any Award shall be exercised or become vested to the extent the exercise, vesting, issuance or lapse would cause the Award recipient to have compensation for any year in excess of one million dollars and which is nondeductible by the Holding Company or the Subsidiary pursuant to Code Section 162(m). No part of any Award shall vest or become exercisable to the extent that such vesting, along with other compensation of the Award recipient, will cause the Award recipient to have an excess parachute payment under Section 280G of the Code.

Section 5 — ELIGIBILITY

Employees of the Holding Company and its Subsidiaries who are expected to contribute substantially to the growth and profitability of the Holding Company and its Subsidiaries are eligible for selection by the Committee under Section 4.4 to receive Awards.

Section 6 — GRANT OF OPTIONS

6.1 Grant. All Options granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Subject to adjustment under Section 3.3, all Options are subject to the terms and conditions of this Section 6 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.

6.2 Option Price. The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the fair market value (the “Fair Market Value”) of such Stock on the date the Option is granted. The Fair Market Value shall be determined by the Committee, provided that if the Holding Company’s stock is publicly traded on an established securities market at the time of determination, the Fair Market Value shall be the closing market price of the Holding Company’s Stock as reported on the date of grant, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the grant. If this Stock is not publicly traded on an established securities market, Fair Market Value shall be determined in good faith by the Committee, by reasonable application of a reasonable valuation method, considering any and all information the Committee determines relevant, consistent with Code Section 409A and Treasury Regulations thereunder.

6.3 Option Period. The Option Period shall be determined by the Committee, and unless otherwise specifically provided in the Award Agreement, no Option shall be exercisable later than ten years from the date of grant. Options may expire prior to the end of the Option Period due to the Optionee’s Termination of Employment as provided in Section 7, or in accordance with any provision of the Award Agreement. No Option may be exercised at any time unless such Option is valid and outstanding as provided in this Plan.

6.5 Nontransferability of Options. Except as otherwise provided in an Award Agreement, no Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable during the Optionee’s lifetime only by the Optionee.

SECTION 7 — EXERCISE OF OPTIONS

7.1 Exercise. An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 7.

7.2 Method of Exercise. To exercise an Option, the Optionee or the other person(s) entitled to exercise the Option shall give written notice of exercise to the Committee, specifying the number of full shares to be purchased. Such notice shall be accompanied by payment in full for the Stock being purchased plus required withholding tax as provided in Section 12, (1) in cash; (2) if permitted by the Committee, in its sole discretion, payment in full or in part may be made in the form of Stock owned by the Optionee for at least 6 months (based on the Fair Market Value of the Stock on the date the Option is exercised) evidenced by negotiable Stock certificates registered either in the sole name of the Optionee or the names of the Optionee and spouse; (3) if permitted under the terms of the Award Agreement, by electing that the Holding Company withhold shares that would otherwise be issued on exercise of the Option in payment of the purchase price, or if so limited in the Award Agreement, solely in payment of required withholding taxes; or (4) in any combination of the forgoing permitted methods with respect to a particular Option. No shares of Stock shall be issued unless the Optionee has fully complied with the provisions of this Section 7.2.

7.3 Termination of Employment. After an Employee’s Termination of Employment, an Option may be exercised, subject to adjustment as provided in Sections 3.3 or 11.8, only with respect to the number of shares of Stock which the Employee could have acquired by an exercise of the Option immediately before the Termination of Employment but in no event after the expiration date of the Option as specified in the applicable Award Agreement. Except to the extent shorter or longer periods are stated in the Award Agreement, an Employee’s right to exercise an Option upon Termination of Employment shall terminate:

(i)	At the expiration of one year in the event of Disability of the Employee; or

(ii)	At the expiration of one year after the Employee’s death if the Employee’s Termination of Employment occurs by reason of death; any Option exercised under this subparagraph (ii) may be exercised in full by the legal representative of the estate of the Employee or by the person or persons who acquire the right to exercise such Option by bequest or inheritance; or

(iii)	No later than 30 days after the Employee’s Termination of Employment for any reason other than Disability or death, provided that in the event the Committee determines that an Employee’s employment has been terminated for Cause, the Employee shall forfeit any and all unexercised Options immediately upon the Termination of Employment. For purposes of this Plan, “Cause” means the Employee’s (i) willful failure to substantially perform such Employee’s reasonably assigned duties on behalf of the Holding Company or Subsidiary, (ii) repeated gross negligence in performing such Employee’s duties, (iii) illegal conduct in performing such Employee’s duties, (iv) willful actions contrary to the Holding Company or a Subsidiary’s interest, (v) repeated refusal to comply with the reasonable and lawful instructions of management of the Holding Company or a Subsidiary, or (vi) violation of the obligations imposed on the Employee under any confidentiality or solicitation covenants to which the Employee is bound under the terms of the Award Agreement or otherwise.

SECTION 8 — RESTRICTED STOCK AWARDS

8.1 Grant. All Restricted Stock Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Restricted Stock Awards are subject to the terms and conditions in this Section 8, and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.

The Holding Company shall issue, in the name of each Employee who is granted a Restricted Stock Award, a certificate for the shares of Stock granted in the Award (subject to Section 8.3), as soon as practicable after the grant date. The Holding Company shall hold such certificates for the Employee’s benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Holding Company in accordance with the Award Agreement.

8.2 Restriction Period. The Restriction Period shall be determined by the Committee, and shall commence on the grant date and expire at the time specified in the Award Agreement. The Committee may provide in an Award Agreement that a Restriction Period that has not otherwise expired will expire immediately upon the retirement, death or Disability of the Employee. The Committee shall not retain the discretion to lengthen the Restriction Period, if such change in the Restriction Period would have the effect of delaying the date on which the Award ceases being subject to a “substantial risk of forfeiture” within the meaning of Sections 83(b) and 409A of the Code and therefore when it is subject to Federal income tax. Unless otherwise provided in the Award Agreement, in the event of an Employee’s Termination of Employment during the Restriction Period for any reason, the Employee’s rights to the Stock subject to the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Holding Company.

8.3 Rights of Employee. Subject to the terms and conditions of the Award Agreement, an Employee to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period and to enjoy all other stockholder rights with respect thereto, except that (i) the Holding Company shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. Any attempt by an Employee to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award.

8.4 Expiration of Restriction Period. At the expiration of the Restriction Period, the restrictions contained in Section 8.3 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire and the Holding Company shall delivery any certificates evidencing the Stock to the Employee.

8.5 Nontransferability. No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing the Employee’s ownership of the stock free of restrictions has been issued in accordance with Section 8.4.

Section 9 — AMENDMENTS AND TERMINATION

9.1 Amendments and Termination. The Committee may terminate, suspend, amend or alter the Plan, but no action of the Committee may:

(a) Impair or adversely affect the rights of an Award recipient under an Award, without the Award recipient’s consent; or

(b) Decrease the exercise price of an Option or extend the period for exercise.

9.2 Conditions on Awards. In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan.

9.3 Selective Amendments. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Award recipients.

Section 10 — RESTRICTIONS ON TRANSFER

10.1 Restriction on Transfer. No Award recipient shall sell, assign, transfer or otherwise dispose of any of the Stock issued to him upon the exercise of an Option (“Option Stock”) or as a Restricted Stock Award until (i) with respect to a Restricted Stock Award, the Award has become fully vested, and (ii) he has delivered to the Holding Company an irrevocable written offer to sell any such shares of Stock at any time within 60 days after delivery of the offer and at a price per share equal to Fair Value, and (iii) the Holding Company fails to accept such offer within the 60-day period, in which case the Stock may be sold by the Award recipient on the terms offered to the Holding Company within 60 days of the earlier of the expiration of the Holding Company’s 60 day acceptance period or the date the Holding Company notifies the Award recipient that it will not exercise its right to purchase the Stock. A bona fide written offer from an independent prospective buyer shall be deemed to be the Fair Value solely for purposes of this Section 10.1. To accept the offer, the Holding Company shall deliver notice of its acceptance of its offer within 60 days after its receipt of the offer. Payment for the offered Award Stock shall be made as provided in Section 10.2. The restrictions imposed by this Section 10.1 shall not apply to the transfer by operation of law to a deceased Award recipient’s personal representative of the Award recipient’s interest in the Stock (but the Stock shall continue to be subject to these restrictions in the hands of the personal representative).

10.2 Payment for Stock. The Holding Company shall make payment in cash for any Stock that it purchases pursuant to this Section 10 within 30 days after the date when the Holding Company delivers notice of its acceptance of the offer pursuant to Section 10.1. The Award recipient shall surrender certificates representing the offered Stock at the time the Holding Company makes such payment.

10.3 Termination of Restrictions. The restrictions imposed by this Section 10 shall not apply (i) at any time after the closing of the issuance of the Holding Company’s shares of Stock to the public pursuant to an initial public offering registered with the U.S. Securities and Exchange Commission, and (ii) at any time after a Change of Control results in the Stock being converted into the stock of another entity, which stock has a public securities market.

Section 11 — GENERAL PROVISIONS

11.1 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to an Employee, any rights that are greater than those of a general creditor of the Holding Company.

11.2 Transfers, Leaves of Absence and Other Changes in Employment Status. For purposes of the Plan (i) a transfer of an Employee from the Holding Company to a Subsidiary, or vice versa, or from one Subsidiary to another; or (ii) a leave of absence, duly authorized in writing by the Holding Company or a Subsidiary, for military service or sickness, or for any other purpose approved by the Holding Company or a Subsidiary if the period of such leave does not exceed 90 days; or (iii) any leave of absence in excess of 90 days approved by the Holding Company, shall not be deemed a Termination of Employment. The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than as specified herein.

11.3 Restrictions on Distribution of Stock. The Committee may require persons receiving Stock pursuant to any Award under the Plan to represent to and agree with the Holding Company in writing that the individual is acquiring the shares for investment without a view to distribution thereof. No shares shall be issued or transferred pursuant to an Award unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Holding Company’s shares may then be listed. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

11.4 Assignment Prohibited. Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Award recipient otherwise than by will or by the laws of descent and distribution, and Options shall be exercisable, during the Optionee’s lifetime, only by the Optionee. Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Option or of Restricted Stock before applicable restrictions have lifted, or the levy of any process upon an Award, shall be null, void and without effect.

11.5 Other Compensation Plans. Nothing contained in the Plan shall prevent the Holding Company from adopting other compensation arrangements.

11.6 Limitation of Authority. No person shall at any time have any right to receive an Award hereunder and no person shall have authority to enter into an agreement on behalf of the Holding Company for the granting of an Award or to make any representation or warranty with respect thereto, except as granted by the Board or the Committee. Award recipients shall have no rights in respect to any Award except as set forth in the Plan and the applicable Award Agreement.

11.7 No Right to Employment. Neither the action of the Holding Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Award Agreement, or any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Holding Company or any Subsidiary.

11.8 Change of Control. If granted by Committee in the Award Agreement, in the event of a Change of Control, Options granted under the Plan shall become exercisable in full whether or not otherwise exercisable at such time, and the Restriction Period for any Restricted Stock Award shall end.

11.10 Option Recipients are Not Shareholders Until Option is Exercised. The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a shareholder of the Holding Company with respect to any shares subject to the Option until such person or persons shall have become the holder of record of such shares.

11.11 Headings. The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

11.12 Governing Law. The validity, interpretation, construction and administration of this Plan shall be governed by the laws of the Commonwealth of Kentucky.

Section 12 — TAXES

12.1 Tax Withholding. All Award recipients shall make arrangements satisfactory to the Committee to pay to the Holding Company at the time of exercise any federal, state or local taxes required to be withheld with respect to such shares. If such Award recipient shall fail to make such tax payments as are required, the Holding Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Award recipient.

12.2 Share Withholding. If permitted by the Committee in or pursuant to an Award Agreement, the tax withholding obligation may be satisfied by the Holding Company retaining shares of Stock with a fair market value equal to the amount required to be withheld.

Section 13 — EFFECTIVE DATE OF PLAN

The Plan shall be effective on the date (the “Effective Date”) when the Board adopts the Plan

Section 14 — TERM OF PLAN

Unless terminated earlier by the Committee, no Award shall be granted under the Plan more than ten years after the Effective Date as defined in Section 13.

* * * * *

Board Approval: April 6, 2006	/s/ MLB
(Secretary’s Initials)